Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization	Percent of voting securities owned by Registrant

1. Discovery Energy SA Pty Ltd (f/k/a Discovery Energy SA Ltd)	Victoria, Australia	100%